Exhibit 10.3

ZST DIGITAL NETWORKS, INC.

NOTICE OF RESTRICTED SHARES GRANT

Grantee Name:	Lin Zhong
Address: Address:	c/o ZST Digital Networks, Inc., ITC Kung Kuan, No. 206 Tongbai Road,
3rd Floor, No.2 Building, Zhengzhou City, Henan Province, China 450007

You have been granted Restricted Shares subject to the terms and conditions of the attached Restricted Shares Grant Agreement, as follows:

Date of Grant:	July 10, 2012

Vesting Commencement Date:	July 10, 2012

Exercise Price per Share:	0

Total Number of Shares Granted:	300,000

Total Purchase Price:	0

Agreement Date	July 10, 2012

Vesting Schedule:                               The Restricted Shares vest in equal installments on a quarterly basis over a five-year period as set forth in the following table. Notwithstanding the foregoing, the Restricted Shares will become fully vested upon a Change in Control.

Date of Vesting	Cumulative Amount Vested

9/30/2012	15,000

12/31/2012	30,000

3/31/2013	45,000

6/30/2013	60,000

9/30/2013	75,000

12/31/2013	90,000

3/31/2014	105,000

6/30/2014	120,000

9/30/2014	135,000

12/31/2014	150,000

3/31/2015	165,000

6/30/2015	180,000

9/30/2015	195,000

12/31/2015	210,000

3/31/2016	225,000

6/30/2016	240,000

9/30/2016	255,000

12/31/2016	270,000

3/31/2017	285,000

6/30/2017	300,000

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ZST DIGITAL NETWORKS, INC.

RESTRICTED SHARES GRANT AGREEMENT

This RESTRICTED SHARES GRANT AGREEMENT (this “Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Shares Grant is made by and between ZST Digital Networks, Inc., a Delaware corporation (the “Company”), and the grantee named in the Notice of Restricted Shares Grant (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

WHEREAS, the Grantee serves as the Chief Operating Officer of the Company;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate to grant to Grantee Three Hundred Thousand (300,000) shares of the Company’s common stock, par value $0.0001 per share (the “Restricted Shares”) in exchange for his service as the Chief Operating Officer of the Company;

WHEREAS, the Company and the Grantee wish to enter into this Agreement to memorialize the terms on which the Restricted Shares are to be granted to Grantee as provided for herein.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1.           Grant and Purchase of Restricted Shares. The Company hereby grants to Grantee, and Grantee hereby accepts the Restricted Shares, subject to the payment by Grantee of the total purchase price, if any, set forth in the attached Notice of Restricted Shares Grant.

2.           Stockholder Rights.

(a)          Voting Rights. Until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a stockholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions set forth in this Agreement.

(b)          Dividends and Other Distributions. During the period during which Restricted Shares are subject to forfeiture or restrictions on transfer pursuant to this Agreement, Grantee holding Restricted Shares is entitled to all regular cash dividends or other distributions paid with respect to all Restricted Shares while they are so held. If any such dividends or distributions are paid in shares of Company common stock, such shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

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3.           Vesting of Restricted Shares.

(a)           The Restricted Shares are restricted and subject to forfeiture until vested. The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b)           Restricted Shares will vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice of Restricted Shares Grant except that 100% of Grantee’s Nonvested Shares will vest in full upon a Change in Control.

(c)           Definitions. Terms used in section 3 and 4 have the following meanings:

(i)            “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any rule, regulation, procedure or policy of the Company or its subsidiaries; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or its subsidiaries, all as determined by the Board of Directors of the Company, which determination will be conclusive.

(ii)            “Change in Control” means the occurrence of any of the following events:

1)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; provided however, that for purposes of this subsection 1) any acquisition of securities directly from the Company shall not constitute a Change in Control; or

2)           The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

3)           A change in the composition of the Board of Directors of the Company (the “Board”) occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are members of the Board as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

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4)           The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is the change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(iii)            “Retirement” means Grantee’s retirement from Company employ at age 65 as determined in accordance with the policies of the Company or its subsidiaries in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

(d)           Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise. The restrictions set forth in this Section will terminate upon a Change in Control.

4.           Forfeiture of Nonvested Shares. Except as provided herein, if Grantee's service with the Company ceases for any reason other than Grantee’s (a) death, (b) Disability, (c) Retirement, or (d) termination by the Company without Cause, any Nonvested Shares will be automatically forfeited to the Company.

(a)           Legend. Each certificate representing Restricted Shares granted pursuant to the Notice of Restricted Shares Grant may bear a legend substantially as follows:

“The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in a Restricted Share Grant Agreement dated JUly 10, 2012. transfer of these shares may be made only in compliance with the provisions of said agreement, a copy of which may be obtained from the company.”

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(b)           Escrow of Nonvested Shares. The Company has the right to retain the certificates representing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.

(c)           Removal of Restrictions. Grantee is entitled to have the legend removed from certificates representing Vested Shares.

5.           Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6.           Grantee Representations.

Grantee represents to the Company the following:

(a)           Restrictions on Transfer. Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. In addition, Grantee understands that the certificate representing the Restricted Shares will be imprinted with a legend which prohibits the transfer of such Restricted Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(b)           Relationship to the Company; Experience. Grantee either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Grantee’s business or financial experience or the business or financial experience of Grantee’s personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent, directly or indirectly, has the capacity to protect Grantee’s own interests in connection with Grantee’s acquisition of the Restricted Shares to be issued to Grantee hereunder. Grantee and/or Grantee’s personal representative(s) have such knowledge and experience in financial, tax and business matters to enable Grantee and/or them to utilize the information made available to Grantee and/or them in connection with the acquisition of the Restricted Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(c)           Grantee’s Liquidity. In reaching the decision to invest in the Restricted Shares, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Shares will not cause Grantee’s overall commitment to become excessive.

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(d)           Access to Data. Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Shares, Grantee has been provided with financial and other written information about the Company. Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Shares, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(e)           Risks. Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

(f)           Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(g)           Residence. The address set forth on the Notice of Restricted Shares Grant is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(h)           Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares is purchased rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of this Agreement.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

7.           No Employment Contract Created. The issuance of the Restricted Shares is not be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will Grantee's employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

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8.           Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the grant and vesting of the Restricted Shares.

9.           Interpretation. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) will interpret and construe this Agreement, and any action, decision, interpretation or determination made in good faith by the Compensation Committee will be final and binding on the Company and Grantee.

10.           Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Grantee, to the address (or telecopy number) set forth on the Notice of Restricted Shares Grant; and

if to the Company, to the attention of the Corporate Secretary of the Company at the address set forth below:

ZST Digital Networks, Inc.

ITC Kung Kuan, No. 206 Tongbai Road,

3rd Floor, No.2 Building,

Zhengzhou City, Henan Province, China 450007

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11.           Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Compensation Committee has the power to determine what constitutes a breach or threatened breach of this Agreement. Any such determinations will be final and conclusive and binding upon Grantee.

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12.           No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13.           Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14.           Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement.

15.           Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.           Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

17.           Entire Agreement. This Agreement (including the attached Notice of Restricted Shares Grant) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18.           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.           WAIVER OF JURY TRIAL. THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

ZST DIGITAL NETWORKS, INC.

By:	/s/ Bo Zhong
Name:	Bo Zhong
Title:	Chief Executive Officer

GRANTEE:

/s/ Lin Zhong
Name: Lin Zhong